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                                                                     EXHIBIT 5.1

October 19, 2000

North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, California 91311

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, by North American Scientific, Inc., a Delaware corporation (the "Company"), of up to 2,875,000 shares of its Common Stock, $0.01 par value per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (such registration statement, including all amendments and exhibits thereto being referred to herein as the "Registration Statement"), we hereby advise you that as counsel for the Company we have examined the Certificate of Incorporation of the Company and all amendments thereto, the By-Laws of the Company, as amended, certain minutes of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

Based upon such examination, it is our opinion that:

1. the 2,695,000 Shares to be sold by the Company (including up to 375,000 Shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any) have been duly authorized and when issued pursuant to the Underwriting Agreement will be legally issued, fully paid and nonassessable.

2. the 180,000 Shares to be sold by the Selling Stockholders referred to in the Registration Statement are legally issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus of the Company included in the Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement.

                                           Very truly yours,

                                           D'ANCONA & PFLAUM LLC
                                           By    /S/ BRADLEY W. JOHNSON
                                             -----------------------------------

                                              Bradley W. Johnson, a Member